EXHIBIT 99.1

Indoor Harvest Corp Founder to Retire 15% of the Company’s Common Stock

Houston, Texas, January 30, 2017— Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a solutions provider to the vertical farming and indoor agriculture industry. As part of the Company’s pending reorganization and combination of its cannabis division with Alamo CBD, Indoor Harvest’s founder, Chad Sykes, has agreed to return and retire 2,500,000 shares of Common Stock back to the Company’s treasury for no consideration. This retirement represents over 15% of the total Common Stock issued and outstanding in the Company.

As of January 25, 2017, the Company had 16,263,352 shares of Common Stock issued and outstanding of which 7,290,672 shares are currently free trading and quoted on the OTCMarkets under the symbol INQD. This retirement will decrease the total Common Stock outstanding to 13,763,352 shares. Additionally, Series A Preferred stockholders in the Company have agreed to conversion of their Series A Preferred stock into Common Shares at $0.30 representing a 275% premium from their eligible full ratchet price of $0.08 per share.

The conversion of Series A Preferred shares into Common Stock will add an additional 416,666 shares to the issued and outstanding shares. The combination with Alamo CBD will result in Indoor Harvest shareholders holding 40% of the combined group resulting in an estimated 42 million shares of capital stock outstanding at the conclusion of the combination.

“I believe there is great value in our proposed combination with Alamo, which will provide us with the criterion needed to apply to become a registered, federally legal producer of cannabis under the Controlled Substance Act. As a result I have made the decision to retire a significant portion of my stock ownership in the Company so that we can price the combined companies attractively for capitalization. With the generosity of our Series A investors and interest from new investors, we expect a quick reorganization effort and consummation of our combination with Alamo,” stated Chad Sykes, founder and Chief Innovation Officer.

The Company has published an Investor Deck providing guidance on the Company’s plans to spin off its vertical farming and produce operations and to combine the Company’s cannabis assets with Alamo CBD to create a vertically integrated cannabis pharmaceutical group. A copy of the Investor Deck can be downloaded from the SEC’s website at the following link:

https://www.sec.gov/Archives/edgar/data/1572565/000164033417000188/inqd_ex991.htm

The Company is also pleased to announce that it has secured a premium slot to present at the invitation only Wall Street Conference to be hosted in Boca Raton, Florida, on March 1, 2017. The Wall Street Conference is a premiere conference in the venture capital arena and Small Cap marketplace. In attendance will be industry leaders from the hedge fund, investment banking, and private equity worlds, as well as individual Accredited Investors. For additional information on the Wall Street Conference, please visit the web site http://www.wallstconference.com.

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About Indoor Harvest Corp

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service design-build engineering firm for the indoor agriculture industry. Providing production platforms and complete custom-designed build-outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any plant crop, it leads development and implementation in this new and growing industry. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp

CEO, Mr. John Choo

jchoo@indoorharvest.com

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